ARTICLES OF INCORPORATION OF
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               Bedrocs of Brandon, Inc.
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                 ARTICLE ONE - NAME
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The name of this corporation is: Bedrocs of Brandon, Inc.
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        ARTICLE TWO - DURATION; EFFECTIVE DATE
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This corporation shall exist perpetually, commencing as of
the date of execution of these Articles of Incorporation.
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               ARTICLE THREE - PURPOSES
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This corporation may engage in any activity or business
permitted under the laws of the United States of America and of this State.
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               ARTICLE FOUR - CAPITAL STOCK
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This corporation is authorized to issue Seven Thousand Five
Hundred (7,500) shares of One Dollar ($1.00) par value
common stock.
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             ARTICLE FIVE - PRINCIPAL OFFICE
             --------------------------------
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The principal office of this corporation is unknown, and the mailing address of this corporation is: 501 South
Faulkenberg Road, Unit A-3, Tampa, Florida 33619.
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    ARTICLE SIX - REGISTERED OFFICE AND REGISTERED AGENT
    ----------------------------------------------------
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The name of the initial Registered Agent of this corporation and the street address of the initial Registered Office is
Alberta Carapella, 501 South Faulkenberg Road, Unit A-3,
Tampa, Florida 33619.
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        ARTICLE SEVEN - INITIAL BOARD OF DIRECTORS
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This corporation shall have one (1) director initially.  The number of directors may be either increased or decreased
from time to time as provided in the ByLaws, but shall never be less than one (1).  The names and addresses of the
initial directors of this corporation is Vickie L.
Carapella, 1711 Paint Branch Way, Brandon, Florida 33511.
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         ARTICLE EIGHT - INCORPORATION
         -----------------------------
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The name and address of the person signing these Articles of
Incorporation is Vickie L. Carapella, 1711 Paint Branch Way,
Brandon, Florida 33511.
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            ARTICLE NINE - AMENDMENT
            ------------------------
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This corporation reserves the right to amend or repeal any
provisions contained in these Articles of Incorporation, or
any amendment hereto, and any right conferred upon the
shareholders is subject to this reservation.
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                ARTICLE TEN - BYLAWS
                --------------------
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The initial ByLaws shall be adopted by the Board of
Directors.  The power to alter, amend, or repel the Bylaws
or adopt new Bylaws is vested in the Board of Directors,
subject to repeal or change by action of the shareholders.
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      ARTICLE ELEVEN - INFORMAL SHAREHOLDER ACTION
      --------------------------------------------
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The holders of outstanding shares of the voting stock of the corporation may act by written agreement without a meeting,
as provided in Florida Statues 607.07.04.
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           ARTICLE TWELVE - PREEMPTIVE RIGHTS
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Each shareholder of this corporation shall have the first
right to purchase shares (and securities convertible into
shares) of any class, kind of series of stock in this
corporation that may from time to time be issued (whether or not presently authorized), including shares from the
treasury of this corporation, in the ratio that the number
of shares he holds at the time of issue bears to the total
number of shares outstanding exclusive of treasury shares.
This right shall be deemed waived by any shareholder who
does not exercise it and pay for the shares preempted within thirty (30) days of receipt of a notice in writing from the corporation stating the prices, terms and conditions of the issue of shares and inviting him to exercise his preemptive
rights.  This right may also be waived by affirmative
written waiver submitted by the shareholder to the
corporation within thirty (30) days of receipt of notice
from the corporation.
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           ARTICLE THIRTEEN - CUMULATIVE VOTING
           ------------------------------------
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In any election of directors by the shareholders, each
shareholder of record entitled to vote shall have the right
to cumulate his shares and to give one candidate as many
votes as shall be equal the number of directors to be
elected multiplied by the number of shares owned by such
stockholder, or to distribute them on the same principal
among as many candidates as he sees fit; provided, however,
that notice shall be given by any shareholder to the
President or a Vice President of the Corporation not less
than twenty-four (24) hours before the item fixed for the
holding of the meeting for the election of directors that he intends to accumulate his votes at such election.  This
right to vote cumulatively shall not be further restricted
or qualified by any provision in the Bylaws of this
corporation.
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IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation the 29th day of June 1994.
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                          /s/ Vickie L. Carapella
                          -----------------------
                              Vickie L. Carapella as
                              Incorporator
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STATE OF FLORIDA
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COUNTY OF HILLSBOROUGH
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The foregoing instrument was acknowledged before me this
29th day of June, 1994 by Vickie L. Carapella who is
personally known to me or who has produced as
identification.
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                             /s/ Janice Romano
                             ---------------------
                            Print Name: Janice Romano
                            Notary Public - Florida
                            Serial Number CC229643
                            Commission Expires: 09/20/95
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               ACCEPTANCE AND ACKNOWLEDGMENT
               -----------------------------
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I hereby accept to act as registered agent, and agree to
comply with the provisions of all statutes relative to the
proper and complete performance of my duties and am familiar with and accept the obligations of Section 607.0505, Florida
Statutes.
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                             /s/ Albert J. Carapella
                             ------------------------
                                 Albert J. Carapella, as
                                 Registered Agent
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                        AMENDED
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                ARTICLES OF INCORPORATION OF
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                 Bedroc's of Brandon, Inc.
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                    ARTICLE ONE - NAME
                    ------------------
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The name of this corporation is: Bedroc's of Brandon, Inc.
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                ARTICLE TWO - CAPITAL STOCK
                ---------------------------
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This corporation is authorized to issue One Thousand Five
Hundred (1,500) shares of One Dollar ($1.00) par value
common stock.
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IN WITNESS WHEREOF, the undersigned executes these Amended
Articles of Incorporation this 13th day of July, 1994.
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                          /s/ Vickie L. Carapella
                          -----------------------
                              Vickie L. Carapella as
                              Incorporator
STATE OF FLORIDA
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COUNTY OF HILLSBOROUGH
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The foregoing instrument was acknowledged before me this 6th day of April, 1995 by Vickie L. Carapella who is personally
known to me or who has produced as identification.
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                             /s/ Nancy J. Ciccarelli
                             ---------------------
                            Print Name: Nancy J. Ciccarelli
                            Notary Public - Florida
                            Serial Number CC446455
                            Commission Expires: 03/20/99
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                 ARTICLES OF AMENDMENT
                          TO
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                ARTICLES OF INCORPORATION OF
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                 Bedroc's of Brandon, Inc.
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Pursuant to the provision of section 607.1006, Florida
Statutes the undersigned Florida profit corporation adopts
the following articled of amendment to it articles of
incorporation.
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FIRST: Amendment adopted:
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ARTICLE FOUR - AMENDED TO READ that corporation is
authorized to issued fifteen million common shares and one
million preferred shares at .001 par value.
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SECOND: The date of adoption of the amendment was 02/07/97.
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THIRD: Adoption of Amendment
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   There are no members or members entitles to vote on the
amendment.  The amendment was adopted by the board of
directors.  Shareholder approval was not required for this
amendment.
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                        BEDROC'S OF BRANDON, INC.
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                        /s/ Vickie L. Carapella
                        ----------------------------
                            VICKIE L. CARAPELL
                            President/Secretary and
                            Sole Director
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Dated: February 7, 1997
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                 ARTICLES OF AMENDMENT
                          TO
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                ARTICLES OF INCORPORATION OF
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                 Bedroc's of Brandon, Inc.
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Pursuant to the provision of section 607.1006, Florida
Statutes the undersigned Florida profit corporation adopts
the following articled of amendment to it articles of
incorporation.
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FIRST: Amendment(s) adopted: (INDICATE ARTICLE NUMBER(S)
BEING AMENDED, ADDED OR DELETED)
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ARTICLE FOUR:
Corporation is uathorized to issue 500,000,000 common shares at $.0001 par value, 40,000,000 preferred class A shares at
$.0001 par value and 40,000,000 preferred class B shares at
$.001 par value.
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SECOND: The date of the amendment(s) was July 1,1997
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THIRD: Adoption of Amendment (CHECK ONE)
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The amendment was adopted by the Board of Directors without shareholder action, and shareholder action was not required.
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                        BEDROC'S OF BRANDON, INC.
                        Corporation Name
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                        /s/ Vickie L. Carapella
                        ----------------------------
                        Signature of Officer
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                            VICKIE L. CARAPELL
                            President/Secretary and
                            Sole Director
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Dated: July 2, 1997
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                 ARTICLES OF AMENDMENT
                         TO THE
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                ARTICLES OF INCORPORATION OF
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                 Bedroc's of Brandon, Inc.
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Bedroc's of Brandon, Inc. a Florida Corporation (the "Corporation"),
hereby certifies as follows:
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1.     The Articles of Incorporation of the Corporation are hereby amended by deleting the present form of Articles One and Five in their entirety and by substituting, is lieu thereof, the following:
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                  ARTICLE ONE - NAME
                  -------------------
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The name of this corporation is:
            World Am Communications, Inc.
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             ARTICLE FIVE - PRINCIPLE OFFICE
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The principle office of this corporation is 2215 Highpoint Drive,
Brandon, Florida 33511.
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2.     The foregoing amendments shall become effective as of the
close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees due have been paid, all in accordance with the corporation laws of the State of Florida.
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IN WITNESS WHEREOF, of the Corporation has caused these Articles of Amendment to be prepared under the signature of its president and Chairman of the Board of Directors.
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                      WORLD AM COMMUNICATIONS, INC.
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                      /s/ Robert Esposito
                      --------------------------------
                          Robert Esposito
                          President and Chairman of
                          The Board of Directors
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STATE OF FLORIDA
COUNTY OF
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The forgoing instrument was acknowledge before me, under oath, this 17th day of August, 1998 by Robert Esposito, an individual known to me, in his capacity as President and Chairman of the
Board of Directors of World-Am Communications, Inc., a Florida corporation, on behalf of the corporation and for the uses and purposes described therein.
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                     Notary
                     Donald R. Mastropietro
                     Comm. # CC527461
                     Expires: January 25, 2000
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